                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the captions "Independent Auditors" and "Experts" and to the use of our report on Dunn Computer Corporation (a Delaware corporation) dated January 7, 1998, except for Notes 2 and 11, with respect to the earnings per share calculations, as to which the date is March 5, 1998, in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-48177) and related Proxy Statement/Prospectus of Dunn Computer Corporation (a Virginia corporation) for the registration of 5,297,743 shares of its Common Stock and warrants to purchase up to 200,000 shares of its Common Stock, and Dunn Computer Corporation (a Delaware corporation) for the solicitation of proxies in connection with its annual meeting of stockholders.

                                                           /s/ Ernst & Young LLP

Vienna, Virginia
March 27, 1998

                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the captions "Independent Auditors" and "Experts" and to the use of our report dated February 26, 1998 in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-48177) and related Proxy Statement/Prospectus of Dunn Computer Corporation (a Virginia corporation) for the registration of 5,297,743 shares of its Common Stock and warrants to purchase up to 200,000 shares of its Common Stock, and Dunn Computer Corporation (a Delaware corporation) for the solicitation of proxies in connection with its annual meeting of stockholders.

                                                           /s/ Ernst & Young LLP

Vienna, Virginia
March 27, 1998

                                      S-6